Exhibit 99.2
MAGNACHIP SEMICONDUCTOR S.A.
MAGNACHIP SEMICONDUCTOR FINANCE COMPANY
Notice of Guaranteed Delivery
With Respect to Tender For
Any and All Outstanding 10.500% Senior Notes due 2018
(CUSIP Nos. 55932R AG2 and L62495 AD5)
In Exchange For
10.500% Senior Notes due 2018
which have been registered under the Securities Act of 1933, as amended, as described in the Prospectus dated            , 2010.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           , 2010, UNLESS THE OFFER IS EXTENDED BY MAGNACHIP SEMICONDUCTOR S.A. (“MAGNACHIP S.A.”) AND MAGNACHIP SEMICONDUCTOR FINANCE COMPANY (“MAGNACHIP FINANCE,” AND TOGETHER WITH MAGNACHIP S.A., “MAGNACHIP SEMICONDUCTOR”) IN THEIR SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders or owners of beneficial interests in the 10.500% Senior Notes due 2018 (the “Old Notes”) of MagnaChip Semiconductor to accept the Exchange Offer (as defined below) if (i) certificates for the Old Notes are not immediately available, or (ii) the Old Notes, the letter of transmittal for the Exchange Offer (the “Letter of Transmittal”) and all other required documents cannot be delivered to Wilmington Trust FSB (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, as more fully described in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes or beneficial interests therein pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus or the Letter of Transmittal.
The Exchange Agent For The Exchange Offer Is:
Wilmington Trust FSB

By registered mail or certified mail:	By regular mail or overnight courier:	By hand:

Wilmington Trust FSB	Wilmington Trust FSB	Wilmington Trust FSB
c/o Wilmington Trust Company	c/o Wilmington Trust Company	c/o Wilmington Trust Company
Rodney Square North	Rodney Square North	Rodney Square North
1100 North Market Street	1100 North Market Street	1100 North Market Street
Wilmington, DE 19890-1626	Wilmington, DE 19890-1626	Wilmington, DE 19890-1626

Attention: Sam Hamed	Attention: Sam Hamed	Attention: Sam Hamed
Facsimile (eligible institutions only): (302) 636-4139, Attention: Sam Hamed
Telephone Inquiries: (302) 636-6181
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
     The undersigned hereby tenders to MagnaChip Semiconductor S.A. (“MagnaChip S.A.”) and MagnaChip Semiconductor Finance Company (“MagnaChip Finance,” and together with MagnaChip S.A., “MagnaChip Semiconductor”) upon the terms and subject to the conditions set forth in the Prospectus dated            , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”
     The undersigned understands that tenders of Old Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn from and after the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being exchanged thereunder or as otherwise provided in the Prospectus.
     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s),	Name(s) of Registered Holder(s) or Beneficial
Beneficial Owner(s),	Owner(s):
Or Authorized Signatory:

Principal Amount of
Old Notes Tendered:	Address:

Certificate No(s). of Old Notes	Area Code(s) and Telephone No(s).:
(if available):

Date:

     This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes as their name(s) appear on certificates for Old Notes, or on a security position listing of The Depository Trust Company as the owner of a beneficial interest in the Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below and, unless waived by MagnaChip Semiconductor, provide proper evidence satisfactory to MagnaChip Semiconductor of such person’s authority to act.
PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case, together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) or Agent’s Message in lieu thereof and any other required documents within three New York Stock Exchange trading days after the Expiration Date.
     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.
(PLEASE TYPE OR PRINT)

Name of Firm:

Authorized Signature

Address:	Title:

Zip Code	Date:

Area Code and Telephone No.
NOTE:       DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.